Exhibit 99.1

400 Centre Street , Newton, MA 02458	tel: (617) 928-1300 fax: (617) 969-4697

FOR IMMEDIATE RELEASE
Contact:
Timothy A. Bonang
Manager of Investor Relations
(617) 796-8149
www.tatravelcenters.com

TravelCenters of America LLC Announces Results For The
Periods Ended December 31, 2006

Westlake, OH (March 12, 2007).  TravelCenters of America LLC (AMEX: TA) today announced its pro forma financial results for the periods ended December 31, 2006.

On January 31, 2007, Hospitality Properties Trust (NYSE: HPT) completed its acquisition and restructuring of TravelCenters of America, Inc., our predecessor, and we were spun off from HPT.  Also on that date, we entered into a long term lease agreement with HPT for 146 of the travel center sites in our network.  Further details on these transactions can be found in our Form S-1 filed with the Securities and Exchange Commission on January 26, 2007.  Today, we are a separate public company traded on the American Stock Exchange. Because of these January 31, 2007 events, our predecessor’s historical financial information may have limited relevance to investors. In addition to the 146 sites we lease from HPT, at January 31, 2007 our network of 163 sites included 13 sites that are owned by our franchisees, three that are owned by third parties other than HPT and one that we own.

Our predecessor’s historical net income for the year and quarter ended December 31, 2006, was $31.0 million and $5.9 million, respectively, compared to net losses of $2.1 million and $2.5 million for the respective 2005 periods.

Principally because the capital structure we employ as a separate public company is materially different than our predecessor’s capital structure, the supplemental information which accompanies this release includes pro forma financial data. We have also presented supplemental pro forma financial data, principally to display earnings before interest, taxes, depreciation and amortization and rent, or EBITDAR, and to display adjusted EBITDAR, which is EBITDAR excluding the impact of certain non-cash items and certain items which we consider to be non-recurring. The adjustments applied to the historical data of our predecessor are described in the notes to the accompanying supplemental information.

Our pro forma net loss for the year and quarter ended December 31, 2006, was $24.0 million and $6.8 million, respectively, compared to pro forma net loss of $80.2 million and $20.5 million for the respective 2005 periods.  Our pro forma EBITDAR for the year and quarter ended December 31, 2006, was $173.6 million and $42.3 million, respectively, compared to $118.8 million and $29.1 million for the respective 2005 periods.  Our pro forma adjusted EBITDAR for the year and quarter ended December 31, 2006, was $189.2 million and $42.4 million, respectively, compared to $165.3 million and $38.2 million for the respective 2005 periods.

1

Recent network changes:

•                  We expect to open a brand new travel center in Livingston, CA, later this week, which will bring our network to 164 travel centers.  This travel center was developed in our “protolite” design.  The total development and construction cost of our new travel center was $14 million.  Our Livingston, CA, travel center is located within ¼  mile of Winton Parkway off of State Highway 99 and includes 10.5 acres of land, 105 truck parking spaces, 128 automobile parking spaces, and offers six diesel fuel lanes and six gasoline dispensers, a travel store, a 5-bay truck repair facility, a full service restaurant and three quick service restaurants, or QSRs.

•                  In December 2006, our predecessor agreed to franchise the “TravelCenters of America” and “TA” names to the owner of a travel center in Greeneville, TN.  We expect the franchise agreement to begin during the second quarter of 2007 when the owner completes certain facility improvements required to meet our brand standards. This travel center will increase the number of franchised sites in our network to 24 and the total network to 165 travel centers.  The Greeneville, TN, travel center is located at Exit 36 off of Interstate 81 and includes 14 acres of land, 140 truck parking spaces, 100 automobile parking spaces, and offers eight diesel fuel lanes and four gasoline dispensers, a travel store, a 2-bay truck repair facility and a full service restaurant.

•                  In November 2006, our predecessor purchased an operating travel center in Troy, IL, and converted it to the “TravelCenters of America” brand for an aggregate cost of $5.1 million.  Our Troy, IL, travel center is located at Exit 18 off of Interstate 55 and 70 and includes 20 acres of land, 110 truck parking spaces, 60 automobile parking spaces, and offers eight diesel fuel lanes and five gasoline dispensers, a travel store, a 3-bay truck repair facility, and a full service restaurant.

•                  During the quarter ended December 31, 2006, our predecessor completed the construction of nine truck repair shop bays at five of our travel centers at an aggregate cost of $2 million.  Since December 31, 2006, through March 11, 2007, we completed the construction of 16 truck repair shop bays at five of our travel centers.  As of March 11, 2007, our network includes over 600 truck repair bays.

•                  During the quarter ended December 31, 2006, our predecessor completed the addition of five QSRs at three of our travel centers.  Since December 31, 2006, through March 11, 2007, we added an additional QSR at one of our travel centers.  As of March 11, 2007, our network includes 213 QSRs branded under 20 different QSR concepts.

•                  During the quarter ended December 31, 2006, our predecessor installed IdleAire® equipment in 1,521 truck parking spaces at 24 of our travel centers.  Since December 31, 2006, through March 11, 2007, we equipped an additional 516 truck parking spaces with IdleAire® at eight of our travel centers.  IdleAire® is a technology of IdleAire Technology Corporation that provides professional truck drivers with the ability to reduce engine wear and emissions by providing heated or cooled air to control cabin temperatures without the need to run the truck engines while parked at one of our travel centers.  As of March 11, 2007, our network includes 3,782 truck parking spaces at 56 travel centers equipped with IdleAire®.

2

•                  During 2006, our predecessor spent $92.0 million for capital projects, including $25.2 million which we consider to be sustaining capital expenditures and $66.8 million which we consider to be revenue enhancing capital expenditures.  Included in the completed capital projects in 2006 were the modernization and upgrade of 17 shower and bathroom facilities across our network.

Year Ended December 31, 2006
(dollars in thousands)

Sustaining	$25,181
Existing network improvements	46,116
Network expansion/development	13,881
Acquisition/conversion of operating sites	6,765
Total capital expenditures	$91,943

In connection with our spin off, HPT committed to fund $125 million of capital expenditures at the travel centers we lease from HPT over the next five years without adjustment to our rent.  We may also accept funding of additional capital expenditures at these travel centers from HPT in exchange for increased rent.

Conference Call:

On Monday, March 12, 2007, at 1:00 p.m. Eastern Time, our Company will host a conference call to discuss the financial results for the periods ended December 31, 2006.  Following the Company’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 819-9193. Participants calling from outside the United States and Canada should dial (913) 981-4911. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Sunday, March 18, 2007. To hear the replay, dial (719) 457-0820.  The replay pass code is 5825174.

A live audio webcast of the conference call will also be available in a listen only mode on the Company’s web site at www.tatravelcenters.com.  Participants wanting to access the webcast should visit the Company’s web site about five minutes before the call.  The archived webcast will be available for replay on the Company’s web site for about one week after the call.

About TravelCenters of America LLC:

 Our travel centers offer diesel and gasoline fueling services, restaurants, heavy truck repair facilities, stores and other services and facilities.  Our nationwide network includes travel centers located in 40 U.S. states and in Canada.

3

TRAVELCENTERS OF AMERICA LLC
PREDECESSOR HISTORICAL
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2005	2006	2005	2006
Revenues:
Fuel	$936,907	$894,877	$3,231,853	$3,905,128
Non fuel	205,973	207,706	833,500	868,380
Rent and royalties	2,441	2,463	9,943	10,006
Total revenues	1,145,321	1,105,046	4,075,296	4,783,514
Cost of goods sold (excluding depreciation):
Fuel	896,167	862,415	3,102,513	3,761,571
Non fuel	88,781	86,802	348,267	361,873
Total cost of goods sold (excluding depreciation)	984,948	949,217	3,450,780	4,123,444
Operating expenses	109,229	99,064	409,483	415,868
Selling, general and administrative (including $8,868, $(16), $8,921 and $11,930 of noncash share based compensation expense, respectively)	20,350	12,815	53,051	61,347
Real estate lease rent	2,720	2,753	10,884	11,011
Depreciation and amortization	18,902	19,732	64,981	71,856
Merger and refinancing expenses	—	173	—	4,946
(Gain) loss on asset sales, net	1	79	(207)	(500)

Income from operations	9,171	21,213	86,324	95,542
Other income (expense), net	(191)	—	(37,592)	1,250
Interest and other financial costs, net	(10,796)	(12,466)	(48,518)	(47,482)

Income (loss) from continuing operations before income taxes	(1,816)	8,747	214	49,310
Provision for income taxes	667	2,819	2,309	18,277

Net income (loss)	$(2,483)	$5,928	$(2,095)	$31,033

Weighted average shares outstanding:
Basic	6,937	6,937	6,937	6,937
Diluted	6,937	7,630	6,937	7,579

Basic income (loss) per share	$(0.36)	$0.85	$(0.30)	$4.47

Diluted income (loss) per share	$(0.36)	$0.78	$(0.30)	$4.09

Supplemental Information, page 1 of 14

TRAVELCENTERS OF AMERICA LLC
INTRODUCTION TO SUPPLEMENTAL INFORMATION

The adjusted pro forma information provided herein is based on the historical operating results of TravelCenters of America, Inc., our predecessor, for the periods indicated, adjusted for HPT’s acquisition of our predecessor and our recapitalization and spin off from HPT, or the “Transaction”.  The adjustments applied to the historical operating results of our predecessor are described in the reconciliations to our predecessor’s historical financial information beginning on page 6 and the notes thereto beginning on page 11.  The adjusted pro forma statement of operations assumes that the Transaction occurred at the beginning of the period presented. The adjusted pro forma balance sheet assumes that the Transaction occurred on December 31, 2006.  The information provided in this release does not represent our financial condition or results of operations for any future date or period.  Actual future results may be materially different from those presented herein.  Differences could arise from many factors, including, but not limited to, those related to our operation as a separate publicly owned company, interest earned on our cash balances, competition in our business, our ability to successfully attract or retain customers and employees, our ability to control operating expenses, our capital structure and other factors.  Further, we have not given pro forma or adjusted pro forma effect to the following:

•        The costs which we will incur to operate as a separate public company.

•                        Interest income we may earn on cash which we received from HPT prior to our spin off.   Simultaneously with the spin off, HPT contributed cash to us such that our current assets, including cash, net of our current liabilities totaled $200 million.  Our cash balance as of January 31, 2007, was approximately $200 million, a portion of which we have used as collateral for certain letters of credit or is at our site level operating cash accounts.

Supplemental Information, page 2 of 14

TRAVELCENTERS OF AMERICA LLC
SUMMARY PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS(1)
(dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2005	2006	2005	2006

Revenues:
Fuel	$936,907	$894,877	$3,231,853	$3,905,128
Non fuel	205,973	207,706	833,500	868,380
Rent and royalties	2,441	2,463	9,943	10,006
Total revenues	1,145,321	1,105,046	4,075,296	4,783,514
Cost of goods sold (excluding depreciation):
Fuel	896,167	862,415	3,102,513	3,761,571
Non fuel	88,781	86,802	348,267	361,873
Total cost of goods sold (excluding depreciation)	984,948	949,217	3,450,780	4,123,444
Operating expenses	109,229	99,064	409,483	415,868
Selling, general and administrative (including $8,868, $(16), $8,921 and $11,930 of noncash share based compensation expense, respectively)	21,830	14,256	58,828	67,419
Real estate lease rent(2)	42,572	42,605	170,293	170,420
Depreciation and amortization	4,507	4,507	18,029	18,029
Merger and refinancing expenses	—	173	—	4,946
(Gain) loss on asset sales, net	1	79	(207)	(500)
Loss from operations	(17,766)	(4,855)	(31,910)	(16,112)
Other income (expense), net	(191)	—	(37,592)	1,250
Interest(2)	(2,828)	(2,828)	(11,310)	(11,310)
Other interest and other financial costs, net	335	850	579	2,155
Loss from continuing operations before income taxes	(20,450)	(6,833)	(80,233)	(24,017)
Provision for income taxes	—	—	—	—
Net loss	$(20,450)	$(6,833)	$(80,233)	$(24,017)

Weighted average shares outstanding, basic and diluted	8,809	8,809	8,809	8,809

Basic and diluted loss per share	$(2.32)	$(0.78)	$(9.11)	$(2.73)

(1)             See pages 6 to 9 for a reconciliation of our predecessor’s historical results to these pro forma results.

(2)             Our lease with HPT requires us to pay rent of $153.5 million for the period from February 1, 2007, through January 31, 2008.  Our lease with HPT requires us to pay, on average, $170.7 million per annum over the 16 year lease term.  Certain of our travel centers leased from HPT did not qualify for operating lease treatment but are instead treated as capitalized leases under generally accepted accounting principals, or GAAP. As a result, a portion of the rent expense to HPT is recognized as interest expense in our pro forma statement of operations (see Note D to this supplemental information on page 12 for a further discussion).  Under GAAP, we recognize our rent obligations on a pro forma basis as follows:

	Three months ended December 31,		Year ended December 31,
	2005	2006	2005	2006
Minimum base rent (cash)	$38,375	$38,375	$153,500	$153,500
Required straight line rent adjustment	4,305	4,305	17,219	17,219
Total average rent to HPT	$42,680	$42,680	$170,719	$170,719
Less amount recognized as interest	(2,828)	(2,828)	(11,310)	(11,310)
Rent to HPT recognized as rent expense	$39,852	$39,852	$159,409	$159,409

Our predecessor recognized rent expense shown below as “Other real estate rent” related to real estate leased from parties other than HPT.

	Three months ended December 31,		Year ended December 31,
	2005	2006	2005	2006
Rent to HPT recognized as rent expense	$39,852	$39,852	$159,409	$159,409
Other real estate rent	2,720	2,753	10,884	11,011
	$42,572	$42,605	$170,293	$170,420

Supplemental Information, page 3 of 14

TRAVELCENTERS OF AMERICA LLC
SUMMARY ADJUSTED PRO FORMA CONSOLIDATED SUPPLEMENTAL DATA
(dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2005	2006	2005	2006
EBITDAR(1):
Net loss	$(20,450)	$(6,833)	$(80,233)	$(24,017)
Add: income taxes	—	—	—	—
Add: depreciation and amortization	4,507	4,507	18,029	18,029
Add: other interest and other financial costs, net	(335)	(850)	(579)	(2,155)
Add: interest	2,828	2,828	11,310	11,310
Add: real estate lease rent	42,572	42,605	170,293	170,420
EBITDAR(1)	$29,122	$42,257	$118,820	$173,587

Add: noncash share based compensation expense(2)	8,868	(16)	8,921	11,930
Add: nonrecurring merger and refinancing expenses(3)	—	173	—	4,946
Add: other income (expense), net(4)	191	—	37,592	(1,250)
Adjusted EBITDAR(1)	$38,181	$42,414	$165,333	$189,213

(1)             We calculate EBITDAR as earnings before interest, taxes, depreciation and amortization and rent, and we define Adjusted EBITDAR as EBITDAR excluding the impact of certain non-cash items and certain items which we consider to be non-recurring.  We consider EBITDAR and Adjusted EBITDAR to be measures which are useful indications of our operating performance and our ability to pay rent or service debt, fund capital expenditures and expand our business.  We believe that EBITDAR and Adjusted EBITDAR are meaningful disclosures that may help shareholders to understand our financial performance, including comparing our performance between periods and to other companies.  However, EBITDAR and Adjusted EBITDAR as presented may not be comparable to amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States of America, or GAAP.

(2)             The historical noncash share based compensation expense relates primarily to the vesting of options of our predecessor’s, TravelCenters of America, Inc.’s, shares which were redeemed upon the closing of HPT’s acquisition of TravelCenters of America, Inc.

(3)             This amount primarily relates to costs incurred by our predecessor, TravelCenters of America, Inc., in marketing itself for sale and certain refinancing transactions which were abandoned during 2006.

(4)             For the year ended December 31, 2006, the amount shown relates primarily to a gain recognized on a claims settlement.  For the periods ended December 31, 2005, these amounts relate primarily to debt extinguishment.

Supplemental Information, page 4 of 14

TRAVELCENTERS OF AMERICA LLC
SITE OPERATING DATA
(dollars and gallons in thousands, except where otherwise indicated)

	Three months ended December 31,				Year ended December 31,
	2005	2006	Change		2005	2006	Change
Site counts at end of period:
Company operated sites	139	140			139	140
Franchisee operated sites	21	23			21	23
Network total	160	163			160	163

No. of sites under development	2	2			2	2

Diesel sales volume (gallons)	404,430	411,184	+1.7%		1,575,460	1,645,958	+4.5%
Gasoline sales volume (gallons)	48,155	49,598	+3.0%		195,946	204,308	+4.3%
Total fuel sales volume (gallons)	452,585	460,784	+1.8%		1,771,406	1,850,266	+4.5%

Total fuel gross margin	$40,740	$32,462	-20.3%		$129,340	$143,557	+11.0%
Total fuel gross margin per gallon (cents per gallon)	$0.090	$0.070	-22.2%		$0.073	$0.075	+2.7%

Total nonfuel revenues	$205,973	$207,706	+0.8%		$833,500	$868,380	+4.2%
Total nonfuel gross margin	$117,192	$120,904	+3.2%		$485,233	$506,507	+4.4%

Nonfuel gross margin percentage	56.9%	58.2%	+130	b.p.	58.2%	58.3%	+10	b.p.

Total margin	$157,932	$153,366	-2.9%		$614,574	$650,084	+5.8%
Operating expenses	$109,229	$99,064	-9.3%		$409,483	$415,868	+1.6%

Supplemental Information, page 5 of 14

TRAVELCENTERS OF AMERICA LLC
SAME SITE OPERATING DATA(1)
(dollars and gallons in thousands, except where otherwise indicated)

	Three months ended December 31,				Year ended December 31,
	2005	2006	Change		2005	2006	Change

Number of travel centers(2)	137	137			135	135

Diesel sales volume (gallons)	360,557	371,958	+3.2%		1,373,708	1,479,798	+7.7%
Gasoline sales volume (gallons)	47,568	49,159	+3.3%		186,926	193,333	+3.4%
Total fuel gross sales volume (gallons)	408,125	421,117	+3.2%		1,560,634	1,673,131	+7.2%
Total fuel gross margin	$39,200	$31,272	-20.2%		$123,207	$135,769	+10.2%
Total fuel gross margin per gallon (cents per gallon)	$0.096	$0.074	-22.9%		$0.078	$0.081	+3.8%

Total nonfuel revenues	$204,716	$205,702	+0.5%		$823,198	$852,764	+3.6%
Total nonfuel gross margin	$116,484	$119,736	+2.8%		$479,307	$497,484	+3.8%

Nonfuel gross margin percentage	56.9%	58.2%	+130	b.p.	58.2%	58.3%	+10	b.p.

Total margin	$155,684	$151,008	-3.0%		$602,514	$633,253	+5.1%
Operating expenses	$105,274	$102,378	-2.8%		$406,561	$423,359	+4.1%

(1)             Includes only travel centers operated by our predecessor and excludes travel centers operated by franchisees.

(2)             For the three months periods, includes travel centers that were continuously operated by our predecessor since October 1, 2005.  For the year ended periods, includes travel centers that were continuously operated by our predecessor since January 1, 2005.

Supplemental Information, page 6 of 14

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF PRO FORMA TO PREDECESSOR HISTORICAL
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED DECEMBER 31, 2005
(dollars in thousands, except per share data)

	Predecessor Historical	Pro Forma Adjustment(1)		Pro Forma
Revenues:
Fuel	$936,907	$—		$936,907
Non fuel	205,973	—		205,973
Rent and royalties	2,441	—		2,441
Total revenues	1,145,321	—		1,145,321
Cost of goods sold (excluding depreciation):
Fuel	896,167	—		896,167
Non fuel	88,781	—		88,781
Total cost of goods sold (excluding depreciation)	984,948	—		984,948

Operating expenses	109,229	—		109,229
Selling, general and administrative	20,350	1,480	A	21,830
Real estate lease rent	2,720	39,852	B	42,572
Depreciation and amortization	18,902	(14,395	) C	4,507
Merger and refinancing expenses	—	—		—
(Gain) loss on asset sales, net	1	—		1

Income (loss) from operations	9,171	(26,937)		(17,766)
Other income (expense), net	(191)	—		(191)
Interest	—	(2,828	) D	(2,828)
Other interest and other financial costs, net	(10,796)	11,131	E	335

Income (loss) from continuing operations before income taxes	(1,816)	(18,634)		(20,450)
Provision for income taxes	667	(667	) F	—

Net loss	$(2,483)	$(17,967)		$(20,450)

Weighted average shares outstanding, basic and diluted	6,937	1,872	G	8,809

Basic and diluted loss per share	$(0.36)			$(2.32)

(1)             See page 11 for footnotes.

Supplemental Information, page 7 of 14

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF PRO FORMA TO PREDECESSOR HISTORICAL
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED DECEMBER 31, 2006
(dollars in thousands, except per share data)

	Predecessor Historical	Pro Forma Adjustment(1)		Pro Forma
Revenues:
Fuel	$894,877	$—		$894,877
Non fuel	207,706	—		207,706
Rent and royalties	2,463	—		2,463
Total revenues	1,105,046	—		1,105,046
Cost of goods sold (excluding depreciation):
Fuel	862,415	—		862,415
Non fuel	86,802	—		86,802
Total cost of goods sold (excluding depreciation)	949,217	—		949,217

Operating expenses	99,064	—		99,064
Selling, general and administrative	12,815	1,441	A	14,256
Real estate lease rent	2,753	39,852	B	42,605
Depreciation and amortization	19,732	(15,225	) C	4,507
Merger and refinancing expenses	173	—		173
(Gain) loss on asset sales, net	79	—		79

Income (loss) from operations	21,213	(26,068)		(4,855)
Other income (expense), net	—	—		—
Interest to HPT	—	(2,828	) D	(2,828)
Other interest and other financial costs, net	(12,466)	13,316	E	850

Income (loss) from continuing operations before income taxes	8,747	(15,580)		(6,833)
Provision for income taxes	2,819	(2,819	) F	—

Net income (loss)	$5,928	$(12,761)		$(6,833)

Weighted average shares outstanding
Basic	6,937	1,872	G	8,809
Diluted	7,630	1,179	G	8,809

Basic income (loss) per share	$0.85			$(0.78)

Diluted income (loss) per share	$0.78			$(0.78)

(1)             See page 11 for footnotes.

Supplemental Information, page 8 of 14

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF PRO FORMA TO PREDECESSOR HISTORICAL
CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2005
(dollars in thousands, except per share data)

	Predecessor Historical	Pro Forma Adjustment(1)		Pro Forma
Revenues:
Fuel	$3,231,853	$—		$3,231,853
Non fuel	833,500	—		833,500
Rent and royalties	9,943	—		9,943
Total revenues	4,075,296	—		4,075,296
Cost of goods sold (excluding depreciation):
Fuel	3,102,513	—		3,102,513
Non fuel	348,267	—		348,267
Total cost of goods sold (excluding depreciation)	3,450,780	—		3,450,780

Operating expenses	409,483	—		409,483
Selling, general and administrative	53,051	5,777	A	58,828
Real estate lease rent	10,884	159,409	B	170,293
Depreciation and amortization	64,981	(46,952	) C	18,029
(Gain) loss on asset sales, net	(207)	—		(207)

Income (loss) from operations	86,324	(118,234)		(31,910)
Other income (expense), net	(37,592)	—		(37,592)
Interest to HPT	—	(11,310	) D	(11,310)
Other interest and other financial costs, net	(48,518)	49,097	E	579

Income (loss) income from continuing operations before income taxes	214	(80,447)		(80,233)
Provision for income taxes	2,309	(2,309	) F	—

Net loss	$(2,095)	$(78,138)		$(80,233)

Weighted average shares outstanding basic and diluted	6,937	1,872	G	8,809

Basic and diluted loss per share	$(0.30)			$(9.11)

(1)             See page 11 for footnotes.

Supplemental Information, page 9 of 14

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF PRO FORMA TO PREDECESSOR HISTORICAL
CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006
(dollars in thousands, except per share data)

	Predecessor Historical	Pro Forma Adjustment(1)		Pro Forma
Revenues:
Fuel	$3,905,128	$—		$3,905,128
Non fuel	868,380	—		868,380
Rent and royalties	10,006	—		10,006
Total revenues	4,783,514	—		4,783,514
Cost of goods sold (excluding depreciation):
Fuel	3,761,571	—		3,761,571
Non fuel	361,873	—		361,873
Total cost of goods sold (excluding depreciation)	4,123,444	—		4,123,444

Operating expenses	415,868	—		415,868
Selling, general and administrative	61,347	6,072	A	67,419
Real estate lease rent	11,011	159,409	B	170,420
Depreciation and amortization	71,856	(53,827	) C	18,029
Merger and refinancing expenses	4,946	—		4,946
(Gain) loss on asset sales, net	(500)	—		(500)

Income (loss) from operations	95,542	(111,654)		(16,112)
Other income (expense), net	1,250	—		1,250
Interest to HPT	—	(11,310	) D	(11,310)
Other interest and other financial costs, net	(47,482)	49,637	D	2,155

Income (loss) from continuing operations before income taxes	49,310	(73,327)		(24,017)
Provision for income taxes	18,277	(18,277	) F	—

Net income (loss)	$31,033	$(55,050)		$(24,017)

Weighted average shares outstanding
Basic	6,937	1,872	G	8,809
Diluted	7,579	1,230	G	8,809

Basic income (loss) per share	$4.47			$(2.73)

Diluted income (loss) per share	$4.09			$(2.73)

(1)             See page 11 for footnotes.

Supplemental Information, page 10 of 14

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF PRO FORMA TO PREDECESSOR HISTORICAL
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2006
(dollars in thousands)

	Predecessor Historical(H)	Pro Forma Adjustment(1)		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$55,297	$136,165	I, J1	$191,462
Accounts receivable, net	91,850	—	J2	91,850
Inventories	90,350	4,410	J3	94,760
Deferred income taxes	14,806	(14,806)	K	—
Other current assets	14,651	(698)	J4	13,953
Total current assets	266,954	125,071		392,025

Property and equipment, net	653,668	(576,819)	L	207,734
		25,633	L, J5
		105,252	E
Goodwill	49,681	(8,869)	O, J6	40,812
Deferred financing costs, net	15,462	(15,462)	M	—
Deferred income taxes	438	(438)	K	—
Intangible assets	1,907	21,872	J7	23,779
Other noncurrent assets	7,482	—	J8	7,482

Total assets	$995,592	$(323,760)		$671,832

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long-term debt	$7,019	$(7,019)	M	$—
Accounts payable	121,198	—	J9	121,198
Other accrued liabilities	71,278	(451)	M, J10	70,827
Total current liabilities	199,495	(7,470)		192,025
Commitments and contingencies
Long-term debt (net of unamortized discount)	668,734	(668,734)	M	—
Capital lease obligations	—	105,252	E	105,252
Deferred income taxes	15,492	(15,492)	K	—
Other noncurrent liabilities	22,594	(4,930)	J11	17,664
Total liabilities	906,315	(591,374)		314,941

Redeemable equity	13,403	(13,403)	N

Total nonredeemable shareholders’ equity	75,874	136,165	I	356,891
		144,852	N
Total liabilities, shareholders’ equity	$995,592	$(323,760)		$671,832

(1)             See page 11 for footnotes.

Supplemental Information, page 11 of 14

TRAVELCENTERS OF AMERICA LLC
FOOTNOTES TO PRO FORMA ADJUSTMENTS
(in thousands, except per share data)

Pro forma Statement of Operations Adjustments

A.                                   After our spin off from HPT, we entered into a management and shared services agreement with Reit Management and Research LLC, or RMR, pursuant to which we will receive certain management services more fully described in our Form S-1 filed with the Securities and Exchange Commission on January 26, 2007. The adjustment represents the fees payable to RMR and is derived as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2005	2006	2005	2006

Pro forma fuel gross profit	$40,740	$32,462	$129,340	$143,557
Pro forma non-fuel revenues	205,973	207,706	833,500	868,380
Total	$246,713	$240,168	$962,840	$1,011,937
Contract rate	0.6%	0.6%	0.6%	0.6%
Management and shared services fee	$1,480	$1,441	$5,777	$6,072

B.                                     Our agreement to lease real estate owned by HPT requires us to make minimum rent payments that have scheduled increases during the term of the lease as described in our Form S-1 filed with the Securities and Exchange Commission on January 26, 2007.  Adjustments have been calculated as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2005	2006	2005	2006

Minimum base rent (cash)	$38,375	$38,375	$153,500	$153,500
Required straight line rent adjustment	4,305	4,305	17,219	17,219
Total	$42,680	$42,680	$170,719	$170,719
Less amount recognized as interest (see Note D)	(2,828)	(2,828)	(11,310)	(11,310)
Total adjustment	$39,852	$39,852	$159,409	$159,409

C.                                     As part of the restructuring we retained a portion of the property, equipment and personal property used in the operations of our travel centers.  In addition, we retained certain identifiable intangible assets.  This adjustment represents the elimination of historical depreciation and amortization expense recognized by our predecessor and the addition of estimated depreciation and amortization expense related to the property, equipment and intangible assets retained by us at allocated valuations. The depreciation and amortization expense is based on the estimated useful lives of the assets.

	Three Months Ended December 31,		Year Ended December 31,
	2005	2006	2005	2006

Elimination of historical depreciation and amortization	$(18,902)	$(19,732)	$(64,981)	$(71,856)
Addition of depreciation and amortization	4,507	4,507	18,029	18,029
Net adjustment	$(14,395)	$(15,225)	$(46,952)	$(53,827)

Supplemental Information, page 12 of 14

D.                                    Our spin off from HPT required us to evaluate our lease with HPT as a sale leaseback transaction under Statement of Financial Accounting Standards No. 98, or SFAS 98, which addresses sale leaseback transactions involving real estate.  Under SFAS 98, we determined that several of the travel centers owned by our predecessor that we now lease from HPT did not qualify for operating lease treatment because more than a minor portion of those travel centers are subleased to third parties. We carry such travel centers at an amount equal to HPT’s recorded initial carrying amount, equal to their fair value, and have an equal amount of liability, representing our obligation to make future rent payments to HPT, which future payments will be recognized as interest expense in our statement of operations. See Note B.

E.                                      All of our predecessor’s debt was extinguished at the time of HPT’s acquisition of our predecessor. This adjustment represents the elimination of historical interest expense and other financial costs.

F.                                      This adjustment represents the elimination of our predecessor’s historical tax provision.  As a result of the HPT acquisition and our spin off from HPT, our predecessor’s tax attributes, such as net operating losses carried forward, if any, will not be available to benefit us in the future.  Our predecessor’s blended federal and state income tax rate was approximately 37.5%.

G                                        This adjustment represents the elimination of our predecessor’s shares outstanding and the addition of our 8,809 total common shares outstanding subsequent to the spin off.

Pro Forma Balance Sheet Adjustments

H.                                    This column represents the historical balance sheet of our predecessor, TravelCenters of America, Inc., and our balance sheet combined. We were formed as a wholly owned subsidiary of HPT in October 2006 and capitalized with one dollar of cash; we had no other assets and no liabilities as of December 31, 2006.

I.                                         Represents the cash that would have been contributed to us by HPT as part of our restructuring if the transaction had closed on December 31, 2006. Under the terms of the transaction agreement with HPT, HPT contributed cash to us so that the sum of our cash and other net working capital on the distribution date was $200,000.  Our cash balance as of January 31, 2007, was approximately $200,000, a portion of which was used as collateral for certain letters of credit or is at our site level operating cash accounts.  We do not expect that the difference between the cash amount reflected in the pro forma financial statements and the actual amount of our cash on the distribution date to have a material impact on our expected operations.

J.                                        As required under GAAP, the acquisition of TravelCenters of America, Inc., will be treated as a business combination. Those generally accepted principles require that we record the carrying value of the acquired assets and liabilities at their fair market values:

Calculation of purchase price for TravelCenters of America, Inc.:
Cash consideration	$1,220,524
Indebtedness extinguished at closing	681,148
Estimated fees and other expenses	10,000
$1,911,672

Cash consideration per the merger agreement is equal to $1,925,000 less indebtedness on the merger date and adjusted for working capital, as defined, in excess of, or less than, $100,000 on the acquisition date.

Supplemental Information, page 13 of 14

Allocation of purchase price to the fair value of assets and liabilities acquired:
Net assets and liabilities transferred to HPT in the restructuring	$1,690,946
Assets and liabilities retained by us in the restructuring:
Cash	55,297
Accounts receivable	91,850
Inventories	94,760
Other current assets	13,953
Property and equipment	102,482
Identifiable intangible assets	23,779
Other non-current assets	7,482
Accounts payable	(121,198)
Other accrued liabilities	(70,827)
Other non-current liabilities	(17,664)
Excess of purchase price over fair value of assets and liabilities acquired (goodwill)	40,812
$1,911,672

Adjustments have been calculated as follows:

	Predecessor’s historical carrying amount	Estimate of fair market value based upon appraisal or management estimates	Adjustment	Ref.
	Column I	Column II	Column II less Column I
Assets:
Cash	$55,297	$55,297	$—	J1
Accounts receivable	91,850	91,850	—	J2
Inventories	90,350	94,760	4,410	J3
Other current assets	14,651	13,953	(698)	J4
Property and equipment	76,849	102,482	25,633	J5
Goodwill	49,681	40,812	(8,869)	J6
Identifiable intangible assets	1,907	23,779	21,872	J7
Other non-current assets	7,482	7,482	—	J8

Liabilities:
Accounts payable	121,198	121,198	—	J9
Other accrued liabilities	71,278	70,827	451	J10
Other non-current liabilities	22,593	17,663	(4,930)	J11

K.                                    This adjustment represents the elimination of our predecessor’s historical carrying amount of deferred tax assets and liabilities. As of the date of the spin off, both our tax bases and book bases in our assets and liabilities were redetermined with reference to fair market values, and we do not have basis differences that give rise to deferred tax assets or liabilities.

L.                                      This adjustment represents the elimination of our predecessor’s historical carrying amount of property, plant and equipment retained by HPT as part of the restructuring. The adjustment was calculated as follows:

Historical carrying amount of our predecessor’s property and equipment, net	$653,668
Historical carrying amount of our predecessor’s property and equipment, net, retained by HPT in the restructuring	(576,819)
Historical carrying amount of property and equipment, net, retained by us in the restructuring	76,849
Estimated fair value of property and equipment retained by us in the restructuring	102,482
Net adjustment	$25,633

Supplemental Information, page 14 of 14

M.                                 This adjustment represents the elimination of the debt, accrued interest and related unamortized deferred financing costs of our predecessor. In connection with HPT’s acquisition of TravelCenters of America, Inc., all of the debt and accrued interest of our predecessor was extinguished.

N.                                    This adjustment represents the elimination of historical net shareholders’ equity of our predecessor, net of the effects of the pro forma adjustments described above.

O.                                    This adjustment represents the elimination of our predecessor’s historical carrying amount of goodwill and recognition of goodwill for the excess of the purchase price over the fair value of assets and liabilities acquired in connection with HPT’s acquisition of our predecessor.